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Exhibit (d)(x)

FORM OF MANAGEMENT PURCHASE AGREEMENT

MANAGEMENT PURCHASE AGREEMENT

        This Management Purchase Agreement, dated as of                        , 2003 (the "Agreement"), by and among EXCO Holdings Inc., a Delaware corporation (the "Company"), and each of the individuals or entities set forth on Schedule 1 hereto (the "Purchasers").

        WHEREAS, the Company desires to sell to the Purchasers up to an aggregate of 24,946,667 shares of the Company's Series A common stock, par value $.001 per share (the "Series A Common Stock") for a purchase price of $1.50 per share, and an aggregate of 11,925,931 shares of the Company's Series B common stock, par value $.001 per share (the "Series B Common Stock") for a purchase price of $0.001 per share (together, the Series A Common Stock and the Series B Common Stock, the "Shares") and the Purchasers desire to purchase the Shares upon the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the Parties hereby agree as follows:

        1.    Sale and Purchase of Shares; Closing.

          1.1.    Sale and Transfer of Shares.

            a)    Subject to the terms and conditions of this Agreement, the Company hereby agrees to sell to the Purchasers and each of the Purchasers hereby agrees, individually, to purchase from the Company, the number of the Shares set forth opposite such Purchaser's name for the purchase price in the amounts set forth opposite such Purchaser's name set forth on Schedule 1 hereto (as such schedule may be amended and supplemented in writing and delivered pursuant to the notice provisions hereof prior to 10 business days before the Closing Date). In the event that such Schedule I is amended and supplemented by additional purchasers subsequent to the date first stated above (the "Additional Purchasers"), each such Additional Purchaser must execute a joinder agreement substantially in the form attached as Exhibit A hereto.

            b)    At the Closing (as defined herein below), the Company shall deliver to each of the Purchasers duly executed certificates registered in such Purchaser's name and representing the Shares purchased by such Purchaser, against such Purchaser's payment of the aggregate purchase price for the Shares.

          1.2.    Closing.    Subject to the terms and conditions of this Agreement, the closing of the sale and purchase of the Shares (the "Closing") shall occur at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York at 10:00 a.m., New York time, on                        , 2003, or at such other place or such other time or date as designated by the parties to that certain Stockholders' Agreement dated as of                        , 2003 by and among the Company and the parties signatory thereto (the "Closing Date").

          1.3.    Payment.    At the Closing, each of the Purchasers shall pay the Company the purchase price for the number of Shares set forth opposite such Purchaser's name on Schedule 1 (as amended or supplemented in accordance with Section 1.1(a)) hereto, by (i) check, (ii) wire transfer, (iii) by direction of the proceeds of certain loans to be made by the Company to such Purchaser or (iv) conversion of such number of shares of common stock of EXCO Resources, Inc. as are listed opposite such Purchaser's name on Schedule I hereto.

        2.    Representations and Warranties of each Purchaser.

          2.1.  Each Purchaser severally and not jointly hereby represents and warrants to the Company as follows:

            a)    This Agreement has been duly executed and delivered by each Purchaser and constitutes a legal, valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general or by general principles of equity. The performance by each Purchaser of his obligations under this Agreement shall not violate any law, order, judgment or decree of a court or other governmental or regulatory authority to which such Purchaser is bound or subject;

            b)    Each Purchaser understands that the Shares being purchased are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, are being offered and sold without registration under the Securities Act of 1933, as amended (the "Securities Act") in a private placement that is exempt from the registration provisions of the Securities Act and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in limited circumstances. Each Purchaser understands that it must bear the economic risk of the acquisition of the Shares made in connection herewith for an indefinite period of time because, among other reasons, the Shares have not been registered under the Securities Act or under the securities laws of certain states and, therefore, cannot be resold, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states or an exemption from such registration is available. Each Purchaser further understands that the certificates representing the Shares shall bear a legend in substantially the following form:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT "), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER AND COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS"

            c)    Each Purchaser understands that the Shares being purchased are subject to a Stockholders' Agreement dated                        , 2003 (the "Stockholders' Agreement"), by and among the Company and the other parties thereto. The Purchaser further understands that the certificates representing the Shares shall bear a legend in substantially the following form:

      "THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE STOCKHOLDERS' AGREEMENT DATED AS OF                             , 2003, AS IT MAY BE AMENDED FROM TIME TO TIME, BY AND AMONG EXCO HOLDINGS INC. (THE "COMPANY ") AND THE STOCKHOLDERS PARTY THERETO AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY."

            d)    No consent, approval or authorization from any person, entity or governmental authority is required to be obtained by each Purchaser in order to consummate the transaction contemplated herein;

            e)    Each Purchaser can bear the economic risk of his investment in the Shares and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and the risks of the investment. Each Purchaser has been furnished with all materials relating to the business, finances and operations of the Company which have been requested, including, without limitation all certificates, instruments, agreements and other documents defining the rights, limitations and preferences of the Shares and the holders thereof. Each Purchaser has conducted their own investigation of the Company and are not relying on any representations or warranties of the Company other than those expressly set forth herein. Each Purchaser understands that the Company is under no obligation to register the Shares on such Purchaser's behalf, except as may be required pursuant to the Registration Rights Agreement dated as of the Closing Date by and among the Company and the other parties thereto; and

            f)    Each Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act or, to the extent any Purchaser is not an "accredited investor", another exemption from registration under the Securities Act applies to such Purchaser's purchase of Shares hereunder.

        3.    Representations and Warranties of the Company.

          3.1.  The Company hereby represents and warrants to the Purchasers as follows:

            a)    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. Each of the Company and its subsidiary has all requisite corporate power and authority to carry out the transactions contemplated by this Agreement; and

            b)    The execution, delivery and performance of this Agreement have been duly authorized by the Company. This Agreement constitutes the valid and binding obligations of the Company, enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and subject to the availability of equitable remedies. The execution and delivery by the Company of this Agreement, the offering, sale and issuance of the Shares hereunder and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not conflict with or result in a breach of the terms, conditions or provisions of, constitute a default under, result in a violation of, or require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, (i) the organizational documents of the Company, (ii) any law, statute, rule or regulation to which the Company is subject, or (iii) any agreement, instrument, order, judgment or decree to which the Company is subject, except, in the case of subclauses (ii) and (iii) above, for any conflict, result, default, right or other requirement that could not reasonably be expected to have a material adverse effect on the transaction contemplated hereby.

        4.    Conditions.

          4.1.  The obligations of the Purchasers pursuant to this Agreement shall be subject to the satisfaction (or waiver by the Purchasers) as of the Closing Date of the condition that the Merger Agreement shall be in full force and effect and all conditions to the obligations of EXCO Holdings Inc. under the Merger Agreement shall have been satisfied or waived pursuant to the terms therein, and the acquisition contemplated by the Merger Agreement shall be consummated immediately following the Closing.

          4.2.  The obligations of the Company pursuant to this Agreement shall be subject to the receipt of the payments described in Section 1.3 hereof.

        5.    Additional Agreements.

          5.1.    Further Assurances.    Each of the Company and Purchasers shall from time to time, at the request of the other party and without further consideration, execute such further instruments of conveyance and take such other actions as the requesting party may reasonably require to more effectively convey and transfer the Shares to the Purchasers. The Company and Purchasers will furthermore sign all documents and do all things necessary to give effect to the transaction contemplated by this Agreement, including, without limitation executing and delivering such certificates, instruments and other documents necessary to assure the proper transfer of the Shares from the Company to the Purchasers on the books and records of the Company.

        6.    General Provisions.

          6.1.    Governing Law.    This Agreement will be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Delaware, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Delaware to be applied. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

          6.2.    Binding.    This Agreement shall inure to the benefit of and be binding upon the Company and Purchasers, their respective successors, administrators, representatives, heirs and assigns.

          6.3.    Counterparts.    This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

          6.4.    Entire Agreement.    This Agreement embodies the entire agreement and understanding of the Company and Purchasers hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, covenants, or understandings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the Company and Purchasers with respect to such subject matter. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Company and each of the Purchasers hereto.

          6.5.    Jurisdiction and Venue.    (i) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself or himself and its or his property, to the exclusive jurisdiction of any New York state court sitting in New York county or federal court of the United States of America sitting in New York county, and any appellate court presiding thereover, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereunder or thereunder or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York state court or, to the extent permitted by law, in any such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (ii)  Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it or he may legally and effectively do so, any objection that it or he may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereunder or thereunder in any State or federal court sitting in New York county. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (iii)  The parties hereto further agree that the notice of any process required by any such court in the manner set forth in Section 6.7 shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by law.

          6.6.    Waiver of Jury Trial.    THE COMPANY AND THE PURCHASER HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION OR ENFORCEMENT THEREOF. THE COMPANY AND EACH PURCHASER AGREE THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND WOULD NOT ENTER INTO THIS AGREEMENT IF THIS SECTION WERE NOT PART OF THIS AGREEMENT.

          6.7.  All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by facsimile, by nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee as follows:

    if to the Company, to the address set forth below:

    EXCO Holdings Inc.
    6500 Greenville Ave., Suite 600, LB17
    Dallas, Texas 75206
    Attention: Douglas H. Miller
    Fax Number: (214) 378-5442

    with copies to:

    Sayles, Lidji & Werbner
    1201 Elm St., 44th Fl.
    Dallas, Texas 75270
    Attention: Brian Lidji
    Fax Number: (214) 939-8787

    If to any Purchaser, to the address set forth for such Purchaser on the signature pages or applicable joinder agreement hereto.

        All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by confirmed telecopy or facsimile, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next Business Day and (c) in the case of mailing, on the third Business Day following such mailing if sent by certified mail, return receipt requested.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

COMPANY
EXCO HOLDINGS INC.
By:
Name: Its:
PURCHASER
Name: Douglas H. Miller
Address:
PURCHASER
Name: T. W. Eubank
PURCHASER
EXCO Investors, LLC
By:
Name: Title:
Address:

[Add Participating Management Members]

EXHIBIT A

JOINDER

        By execution of this Joinder, the undersigned agrees to become a party to that certain Management Purchase Agreement dated as of                        , 2003, as may be amended, among EXCO Holdings Inc., a Delaware corporation, and the parties listed on Schedule I thereto. The undersigned shall have all the rights, and shall observe all the obligations applicable to a Purchaser.

Name:	Number and Class of Securities Acquired:

Address for Notices:	With copies to:

Signature:

Date:

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  Exhibit (d)(x)
FORM OF MANAGEMENT PURCHASE AGREEMENT
MANAGEMENT PURCHASE AGREEMENT
  EXHIBIT A
JOINDER